Exhibit 23.1

Board of Directors
Aurum Explorations, Inc.
Richmond, B.C. CANADA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the use of our report dated October 16, 2007, on the financial statements of Aurum Explorations, Inc. as of July 31, 2007 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

WILLIAMS & WEBSTER, P.S.
Williams & Webster, P.S.
Spokane, Washington
October 25, 2007